As filed with the Securities and Exchange Commission on May 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONOSITE, INC.

(Exact name of Registrant as specified in its charter)

Washington	91-1405022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21919 30th Drive S.E.

Bothell, WA 98021-3904

(425) 951-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin M. Goodwin

President and Chief Executive Officer

21919 30th Drive S.E.

Bothell, WA 98021-3904

(425) 951-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Graham, Esq.

Alan C. Smith, Esq.

Orrick, Herrington & Sutcliffe LLP

719 Second Avenue, Suite 900

Seattle, WA 98104

(206) 839-4300

Approximate date of commencement of proposed sale to the public:    From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (2)
Debt Securities of SonoSite, Inc.	—	—	—	—
Common Stock of SonoSite, Inc., par value $0.01 per share (3)	—	—	—	—
Total		—	$225,000,000	$6,908	(4)

(1)	An indeterminate number of shares of debt securities and common stock are being registered hereunder, but in no event will the aggregate initial offering price exceed $225,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $225,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amount and number of shares of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities.
(2)	Not required to be included or specified per security in accordance with General Instruction II.D of Form S-3.
(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	The registration fee was calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2007

PROSPECTUS

SONOSITE, INC.

Debt Securities

Common Stock

SonoSite, Inc. may offer from time to time (i) debt securities and (ii) common stock. The debt securities may be convertible into or exercisable for our common stock or other of our securities of our company or debt or equity securities of one or more other entities.

This prospectus describes some of the general terms that may apply to these securities. We will provide the terms of these securities, including the amounts to be sold and offering prices, in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement, and may also add, update or change information contained in this prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “SONO.”

Investing in our securities involves risks. Before purchasing any of our securities, you should refer to the risk factors incorporated by reference into this prospectus, described in any accompanying prospectus supplement or incorporated by reference into any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                     , 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this prospectus and in the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

In this prospectus, the words “we,” “our,” “ours” and “us” refer to SonoSite, Inc., a Washington corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The mailing address and telephone number of our principal executive offices are 21919 30th Drive S.E., Bothell, WA 98021-3904 and (425)-951-1200.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading “Risk Factors” in the applicable supplement to this prospectus before investing in any securities that may be offered.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance with these requirements, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copied at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. The address of our internet site is http://www.sonosite.com. We make available free of charge on or through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION BY REFERENCE

As allowed by the SEC’s rules, we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities described in this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

•	Current Reports on Form 8-K filed on January 17, 2007, February 15, 2007 and May 17, 2007; and

•

The description of our common stock contained in our Registration Statement on Form 10, filed on February 13, 1998 under Section 12(g) of the Exchange Act, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a free copy of these filings by writing or telephoning us at the following address:

SonoSite, Inc.

21919 30th Drive S.E.

Bothell, WA 98021-3904

Attention: Corporate Secretary

(425) 951-1200

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, including the documents listed above in the section entitled “Incorporation by Reference,” contain or may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our plans, objectives, expectations and intentions and other statements that are not historical facts. Words such as “believe,” “anticipate,” “expect” and “intend” may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk factors described in the reports incorporated herein by reference.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the risk factors and additional information we describe in the reports we file from time to time with the SEC after the date of this prospectus.

THE COMPANY

About SonoSite, Inc.

We are the world leader in hand-carried ultrasound, or HCU, systems. We specialize in the development of HCU systems for use in a variety of medical specialties in a range of clinical settings. Our proprietary technologies have enabled us to design hand-carried diagnostic ultrasound systems that combine high resolution, all-digital, broadband imaging with advanced features and capabilities typically found on cart-based ultrasound systems. We believe that the performance, size, durability, ease of use and cost-effectiveness of our products are expanding existing ultrasound markets, and are opening new markets by bringing ultrasound out of the imaging lab to the point-of-care such as the patient’s bedside or the physician’s examining table for diagnosis and procedural guidance.

The large size, weight and complexity of traditional cart-based ultrasound systems typically require a physician or highly trained clinician to perform the examination in a centralized imaging department, such as a hospital’s radiology department. Our strategic intent is to enable clinicians to use ultrasound in a variety of clinical settings by developing each potential market based on three fundamental tenets: (i) the design of high-performance system hardware, software and transducers with application-specific settings and capabilities; (ii) the provision of educational training that ensures appropriate use of the equipment in the clinical setting; and (iii) the support of professional institutions and ultrasound thought leaders in the completion of use protocols and clinical research that accelerates the adoption of HCU to improve patient outcomes. By providing ultrasound at the primary point-of-care, our systems can eliminate delays associated with the outpatient referral process or moving heavy, cart-based systems across hospital departments to scan patients. This increased accessibility is changing clinical practice, improving patient care and safety and has the potential to reduce healthcare costs through earlier and more rapid diagnosis of diseases and conditions.

We design our products for applications where ultrasound has not typically been used such as emergency medicine, surgery, critical care, internal medicine and vascular access procedures, as well as for imaging in traditional applications, such as radiology, cardiology, vascular medicine and obstetrics and gynecology. In addition, the U.S. military has successfully deployed our systems in traditional hospital settings, field hospitals and forward surgical teams in war zones and areas of conflict. We began shipping our first products in September 1999 and today have an installed base of thousands of systems worldwide.

We introduced our newest product, the MicroMaxx® system in April 2005. This system is our third-generation product and is based on our proprietary Application Specific Integrated Circuit technology for high-resolution ultrasound imaging, and offers image resolution comparable to costly, conventional cart-based ultrasound systems weighing over 200 pounds. Our first shipments of the MicroMaxx system began in June 2005, and the system accounted for the majority of our revenue in 2006. The system addresses both traditional and emerging ultrasound markets and includes a standard five-year warranty on the system and most of the transducers, a first in the ultrasound industry.

Our first-generation products includes the 180™ and iLook® series. The SonoSite 180PLUS™ system was designed for general ultrasound imaging and the SonoHeart® ELITE is specifically configured for cardiovascular applications. The iLook 25 imaging tool is designed to provide visual guidance for physicians and nurses who are performing vascular access procedures, and the iLook 15 imaging tool is designed to provide imaging of the chest and abdomen. Our second-generation product, the TITAN® system, began to ship in June 2003. This high performance system addresses both traditional and emerging ultrasound markets.

We commenced operations as a division of ATL Ultrasound, Inc., or ATL. On April 6, 1998, we became an independent, publicly owned company through a distribution of one new share of our stock for every three shares of ATL stock held as of that date. ATL retained no ownership in SonoSite following the spin-off.

Our principal executive offices are located at 21919 30th Drive S.E., Bothell, WA 98021-3904. Our telephone number is (425) 951-1200. The address of our internet site is http://www.sonosite.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated herein.

USE OF PROCEEDS

We intend to explore the possible acquisition of one or more medical device companies or medical device products in an effort to expand our product portfolio, expand our sales channels, create international operating leverage, improve marketing and other efficiencies and leverage manufacturing and supply chain economics. In furtherance of this strategy, we intend to raise additional funds to position ourselves to pursue any desirable acquisition candidates that may be identified.

Accordingly, unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used to fund acquisitions from time to time of one or more complementary businesses. To the extent the net proceeds are not used for acquisitions, they will be used for general corporate purposes, which may include repayment of debt, capital expenditures, investments in our subsidiaries or as additions to working capital. Net proceeds may be temporarily invested prior to use

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information with respect to our consolidated ratios of earnings to fixed charges for the periods indicated:

	Quarter Period Ended Mar. 31, 2007	Fiscal Year Ended
		Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2002
Ratio of Earnings to Fixed Charges	n/a	12	11	7	n/a	n/a
Deficiency of Earnings Available to Cover Fixed Charges (in thousands)	$(720)	—	—	—	$(1,341)	$(7,365)

For purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and such portion of rental expense we deem to be representative of interest.

There were insufficient earnings available to cover fixed charges for years 2002 and 2003 and the quarter ended March 31, 2007. As a result, the ratio of earnings to fixed charges was less than 1.0 for these periods. The deficiencies of earnings to fixed charges for these periods are indicated in the table above.

DESCRIPTION OF THE SECURITIES

General

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities that may be convertible into or exercisable for our common stock or other of our securities or debt, or equity securities of one or more other entities; and

•	shares of our common stock.

We will set forth in the applicable prospectus supplement a description of the debt securities and common stock that may be offered under this prospectus. The terms of the securities offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The prospectus supplement may amend or add to any of the terms in this prospectus. If any of the particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

Description of the Debt Securities

General

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our debt securities.

The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

This section is a summary of the material terms of the indenture for the debt securities and does not describe every aspect of the debt securities that may be issued under the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities. Some of the definitions are repeated in this section, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of the indenture.

We can issue an unlimited amount of debt securities under the indenture. However, certain of our future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series, and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities will be unsecured obligations of SonoSite.

The applicable prospectus supplement for a series of debt securities we issue will describe, among other things, the following terms of the offered debt securities:

•	The title of the debt securities.

•

The aggregate principal amount of the debt securities, the percentage of the principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•

The price or prices at which the debt securities of such series will be offered by us (such price or prices to be expressed as a percentage of the principal amount of the debt securities of such series).

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•

The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•	The place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Provisions relating to subsidiary guarantees, if any.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•

Whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•

If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•

If the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than U.S. dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

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The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

•

Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•

Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Any other terms of the debt securities that are consistent with the provisions of the indenture.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

The indenture does not limit the amount of debt securities that we are authorized to issue from time to time. The indenture also provides that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation containing different provisions in connection with future issues of other debt securities.

We may issue debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	the circumstances in which a holder may convert its debt securities;

•	the consideration that will be payable to holders upon conversion of the debt securities;

•	if conversion or exchange will be mandatory or at our option or at the option of the holder;

•	any requirements with respect to the reservation of shares of securities for purposes of conversion;

•	provisions for adjustment of the conversion price or the exchange ratio; and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issued:

•	as registered securities; or

•	if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

•	in global form, see “—Legal Ownership of Securities—Global Securities”; or

•

in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of the trustee described in the debt securities. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. We may, however, appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Paying and Paying Agents

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the place and time described in the debt securities. You must make arrangements to have your payments picked up at or wired from that place. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars may be made at the office of our paying agent described in a prospectus supplement (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

Unless we indicate otherwise in a prospectus supplement, the term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date.

•	We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

•	We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

•

We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules that apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

Notwithstanding the conditions described above, you are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. We may not, however, take any of these actions unless all the following conditions are met:

•

either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets is a corporation, and such corporation must agree to be legally responsible for the debt securities;

•

immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities.

In each case below, the prospectus supplement may amend, add to or delete the types of changes listed below.

Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on a debt security;

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a debt security following a default;

•	adversely affecting any right of repayment at the holder’s option;

•	changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

•	impairing your right to sue for payment or to convert or exchange a debt security;

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	reducing the requirements for quorum or voting with respect to the debt securities;

•	modifying any other aspect of the provisions of the indenture dealing with modification and waiver, except to increase the voting requirements;

•	change in any of our obligations to pay additional amounts that are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

•	other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote. The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning at least a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the indenture, or a waiver of a past default. We cannot, however, obtain a waiver of a payment default or any other aspect of the indenture or the outstanding debt securities listed in the first category described previously under “—Modification or Waiver—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications: curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indenture under the Trust Indenture Act does not require any vote by holders of debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	for debt securities the principal amount of which is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and Discharge

The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to a particular series of debt securities, when

(1) either:

•	all debt securities of that series have been delivered to the trustee for cancellation; or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable; we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable); and

(2) the following conditions have been satisfied:

•	we have paid or caused to be paid all other sums payable under the indenture in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates, including, possibly, their earliest redemption date.

•

Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness.

The Trustee

The initial trustee under the indenture will be Wells Fargo Bank, National Association. The trustee will also be the initial paying agent and registrar for the debt securities.

The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of SonoSite, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. If, however, the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If debt securities are issued in book-entry form, this means the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

We will only recognize the person in whose name a debt security is registered as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and all payments on the debt securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in debt securities issued in book-entry form will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders. In the future, we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he, she or it maintains at that institution.

For debt securities held in “street name,” we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and all payments on those debt securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in “street name” will be indirect holders, not holders, of those debt securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in “street name” or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead will deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain physical certificates for his, her or its interest in the debt securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their debt securities in non-book-entry form.

•

An investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

•	DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and “street name” investors above under “—Legal Ownership of Securities—Holders of Securities.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we elect to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and it has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Governing Law

The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Common Stock

The following description summarizes certain terms of our common stock. This summary is, however, subject to the provisions of our articles of incorporation, which are incorporated by reference herein, and by the provisions of applicable law. The summary is not complete any may not contain all information you should consider before investing in our common stock.

As of the date of this prospectus, our authorized common stock consists of 50,000,000 shares, $0.01 par value. As of April 30, 2007, there were approximately 16,597,403 shares of common stock issued and outstanding.

Each holder of common stock is entitled to one vote per share on all matters to be voted on the by shareholders. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends the board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Rights Agreement

Pursuant to our Rights Agreement with EquiServe Trust Company, N.A., dated as of April 6, 1998, as amended on August 8, 2001, October 24, 2001 and August 25, 2003, holders of shares of our common stock hold rights to purchase our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, or participating preferred shares, exercisable only in certain circumstances. These rights have certain antitakeover effects. They will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on substantially all these rights being acquired, and generally will make a hostile takeover attempt prohibitively expensive for the potential acquiror. The rights will not interfere with any merger or other business combination approved by our Board of Directors because our Board may, at its option, at any time prior to an attempted takeover, as described below, redeem all, but not less than all, of the then outstanding rights at the price of $0.01 per right.

These rights, when they become exercisable as described below, entitle the registered holder to purchase one one-hundredth of a share of participating preferred shares, subject to adjustment as provided in the rights agreement, at a purchase price of $67.09. The participating preferred shares issuable upon exercise of these rights are not redeemable. Initially, these rights are not exercisable and are transferable only with our common stock. In addition, until the rights become exercisable, expire or are redeemed, all further issuances of our common stock, including common stock issuable upon the exercise of outstanding options, include issuances of these rights. The rights have no voting rights or dividends rights until they are exercised.

Upon exercise of the rights, each participating preferred share is entitled to a minimum preferential quarterly dividend payment of $0.01 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock, if any. In the event of dissolution, liquidation or winding up of SonoSite, whether voluntary or involuntary, the holders of these shares will be entitled to a minimum preferential payment of $0.01 per share, but will be entitled to an aggregate preferential payment of 100 times the payment made per share of our common stock. Each participating preferred share will have 100 votes, voting together with our common stock. In the event of any merger, business combination, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock. Because of the nature of these dividend, liquidation and voting rights, the value of the one one-hundredth interest in a participating preferred share issuable upon exercise of such rights should approximate the value of one share of our common stock. Customary antidilution provisions protect that relationship in the event of certain changes in our common stock and the participating preferred shares.

Until the earlier of (1) such time that we learn that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock and (2) such date, if any, as may be designated by our Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for our outstanding common stock that could result in the offeror becoming the beneficial owner of 20% or more of our outstanding common stock, the rights will be evidenced by the certificates for our common stock registered in the names of the holders of common stock (which certificates for our common stock will also be deemed to be right certificates) and not by separate right certificates.

If a person or group of persons attempts to acquire us, the rights will entitle each holder of a right (other than those held by the person or group attempting to acquire us, or their affiliates or associates) to purchase, for the purchase price of $67.09, that number of one one-hundredths of a participating preferred share equal to the result obtained by multiplying $67.09 by a fraction, the numerator of which is the number of one one-hundredths of a participating preferred share for which a right is then exercisable (after taking into account any adjustments for stock dividends, stock splits and other such adjustments) and the denominator of which is 50% of the market value, determined in accordance with the Rights Agreement, of our common shares on the date on which a person or group acquired beneficial ownership of 20% or more of our outstanding common stock. Any rights that are at any time beneficially owned by the potential acquirer (or any affiliate or associate of the potential acquiror) will be null and void and nontransferable and any holder of any such right will be unable to exercise or transfer any such right. In the event of such a takeover attempt, our Board of Directors may elect to exchange each right (other than rights that have become null and void and nontransferable as described above) for consideration for each right consisting of one-half of the securities that would be issuable at such time upon the exercise of one right pursuant to the terms of the Rights Agreement, and without payment of the purchase price of $67.09.

If a publicly traded corporation acquires us in a merger or other business combination or acquires 50% or more of our assets, each right will entitle its holder to purchase, for the purchase price of $67.09, that number of common shares of this publicly traded corporation which at the time of the transaction would have a market value of $134.19. If a company that is not publicly traded acquires us in a merger or other business combination or acquires 50% or more of our assets, each right will entitle its holder to purchase, for $67.09, at such holder’s option, that number of shares of the surviving corporation in the transaction (which surviving corporation could be SonoSite) which at the time of the transaction would have a book value of $134.19 or if such entity has affiliates that have publicly traded common shares, that number of common shares of the affiliate which at the time of the transaction has publicly traded common shares with the greatest aggregate value as would have a market value of $134.19.

At any time before an attempted takeover, as described above, our Board of Directors may redeem the rights in whole, but not in part, at a price (in cash or common stock or other securities of SonoSite) of $0.01 per right, subject to adjustment and to certain exceptions as provided in the Rights Agreement. The rights will expire on April 5, 2008 unless earlier redeemed or canceled by our Board.

Antitakeover Effects of Provisions of our Restated Articles of Incorporation and Amended and Restated Bylaws

Certain provisions of our restated articles of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or preventing a change in control of SonoSite. As noted above, our Board of Directors, without shareholder approval, has the authority under our restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of SonoSite or make removal of management more difficult. Also, under our restated articles of incorporation and bylaws, our shareholders may call a special meeting only upon the request of holders of at least two-thirds of the outstanding shares. In addition, our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of the Board. Finally, as discussed above, we have authorized a class of preferred stock, pursuant to a rights agreement, which could have the effect of making a hostile takeover attempt prohibitively expensive for the potential acquiror.

Antitakeover Effects of Washington Law

Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a “target corporation,” with some exceptions, from engaging in certain significant business transactions with a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation (an Acquiring Person) for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. Such prohibited transactions include, among other things, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person; termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person’s acquisition of 10% or more of the shares; or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur, as long as it complies with certain “fair price” provisions of the statute. A corporation may not “opt out” of this statute. This provision may have the effect of delaying, deferring or preventing a change in control of SonoSite.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A., P.O. Box 43069, Providence, RI 02940-3069.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or Securities Act, with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and that may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Orrick, Herrington & Sutcliffe LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements and schedule of SonoSite, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2006 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment”, effective January 1, 2006.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses an opinion that SonoSite, Inc. did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that as of December 31, 2006 SonoSite did not have the appropriate level of expertise to properly prepare and review its accounting for income taxes.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following sets forth the costs and expenses payable by the registrant that the registrant may incur in connection with the issuance and distribution of the debt securities and the common stock. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$6,908
Printing expenses	11,000
Trustee fees and expenses	10,000
Legal fees and expenses	175,000
Rating agency fees	150,000
Accounting fees and expenses	50,000
Blue Sky fees and expenses	25,000
Miscellaneous	72,092

Total (1)	$500,000

(1)	Additional information regarding estimated expenses in connection with the issuance and distribution of the debt securities and common stock will be provided by post-effective amendment at the time as such securities are included in a prospectus supplement, in accordance with Rule 430(B).

Item 15.	Indemnification of Officers and Directors.

Article VI of the registrant’s Restated Articles of Incorporation provides that the registrant may indemnify and hold harmless to the fullest extent provided by the Washington Business Corporation Act, or the WBCA, or other applicable law, each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the registrant as a director, officer, employee, agent, trustee or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the registrant and shall inure to the benefit of his or her heirs and personal representatives.

The registrant may pay the expenses of a director, officer, employee or agent of the registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the registrant of (a) an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the registrant’s Restated Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment and (b) a written confirmation by such director, officer, employee or agent of his or her good-faith belief that he or she has met the standard of conduct provided by the WBCA.

No indemnification shall be provided under the registrant’s Restated Articles of Incorporation to any such person if the registrant is prohibited by the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Article V of the registrant’s Restated Article of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders.

In addition, the registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.

Item 16.	Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 18th day of May, 2007.

SONOSITE, INC.

By:	/s/ KEVIN M. GOODWIN
Name:	Kevin M. Goodwin
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin M. Goodwin, Michael J. Schuh and Kathy Surace-Smith and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-and post-effective amendments to this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KIRBY L. CRAMER Kirby L. Cramer	Chairman of the Board	May 17, 2007

/s/ KEVIN M. GOODWIN Kevin M. Goodwin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2007

/s/ MICHAEL J. SCHUH Michael J. Schuh	Vice President-Finance, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)	May 18, 2007

/s/ CARMEN L. DIERSEN Carmen L. Diersen	Director	May 17, 2007

/s/ EDWARD V. FRITZKY Edward V. Fritzky	Director	May 18, 2007

/s/ STEVEN R. GOLDSTEIN, M.D. Steven R. Goldstein, M.D.	Director	May 17, 2007

Signature	Title	Date

/s/ PAUL V. HAACK Paul V. Haack	Director	May 18, 2007

/s/ ROBERT G. HAUSER, M.D. Robert G. Hauser, M.D.	Director	May 17, 2007

/s/ WILLIAM G. PARZYBOK, JR. William G. Parzybok, Jr.	Director	May 17, 2007

/s/ JEFFREY PFEFFER, PH.D. Jeffrey Pfeffer, Ph.D.	Director	May 18, 2007

/s/ JACQUES SOUQUET, PH.D. Jacques Souquet, Ph.D.	Director	May 18, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1(A)	Restated Articles of Incorporation of the registrant (exhibit 3.1)

4.2(B)	Amended and Restated Bylaws of the registrant (exhibit 3.1)

4.3(C)	Specimen Common Stock Certificate (exhibit 10.7)

4.4(A)	Rights Agreement between the registrant and EquiServe Trust Company, N.A., successor to First Chicago Trust Company, dated April 6, 1998 (exhibit 4.1)

4.5(B)	Amendment to Rights Agreement, dated August 8, 2001 (exhibit 4.2)

4.6(D)	Amendment to Rights Agreement, dated October 24, 2001 (exhibit 4.3)

4.7(E)	Amendment to Rights Agreement, dated August 25, 2003 (exhibit 4.1)

4.8**	Form of Indenture for Debt Securities

4.9**	Form of Debt Securities (included in Exhibit 4.8)

5.1**	Opinion of Orrick, Herrington & Sutcliffe LLP

12.1**	Computation of Ratio of Earnings to Fixed Charges for the registrant

23.1**	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

23.2**	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1**	Power of Attorney of the registrant (included on the signature page)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Debt Securities Indenture

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

A	Incorporated by reference to the designated exhibit included in the registrant’s Registration Form on Form S-1 (Registration No. 333-714157) filed on October 3, 1999.

B	Incorporated by reference to the designated exhibit included in the registrant’s report on Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 000-23791) filed on November 13, 2001.

C	Incorporated by reference to the designated exhibit included in Amendment No. 2 to the registrant’s Form 10 (SEC File No. 000-23791) filed on March 31, 1998.

D	Incorporated by reference to the designated exhibit included in the registrant’s report on Form 10-K for the year ended December 31, 2001 (SEC File No. 000-23791) filed on February 22, 2002.

E	Incorporated by reference to the designated exhibit included in the registrant’s report on Form 8-K (SEC File No. 000-23791) filed on August 26, 2003.